                                                                     Exhibit 5.1
                                                                     -----------

Vedder Price     VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                 222 NORTH LASALLE STREET
                 CHICAGO, ILLINOIS 60601-1003
                 312-609-7500
                 FACSIMILE: 312-609-5005

                 A PARTNERSHIP INCLUDING VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C. WITH OFFICES IN CHICAGO AND NEW YORK CITY


                             April 27, 1999

PrivateBancorp, Inc.
Ten North Dearborn Street
Chicago, Illinois  60602

Ladies and Gentlemen:

     Reference is hereby made to the Registration Statement on Form S-1 filed as of the date hereof with the Securities and Exchange Commission by PrivateBancorp, Inc., a Delaware corporation (the "Company"), in connection with its proposed initial public offering of up to 1,035,000 shares of Common Stock, without par value (the "Common Stock"), including up to 135,000 shares subject to the Underwriters' over-allotment option.

     We have acted as special counsel for the Company in connection with the proposed offering. In rendering this opinion, we have reviewed the Registration Statement, corporate records of the Company and such other documents as we, in our professional opinion, have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

     Based on the foregoing, it is our opinion that the 1,035,000 shares of Common Stock that may be sold by the Company pursuant to and in accordance with said Registration Statement (including the 135,000 shares subject to the over-allotment opinion), if and when so sold, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.

                                       Very truly yours,


                                       /s/ Vedder, Price, Kaufman & Kammholz